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                                                                    EXHIBIT 23.3




                      CONSENT OF RYDER SCOTT COMPANY, L.P.


         We consent to the reference to our firm name in this Registration Statement on Form S-3 of Devon Energy Corporation, Devon Financing Corporation, U.L.C. and Devon Financing Trust II. Further, we consent to the reference to our reports for Devon Energy Corporation as of December 31, 2001, 2000, and 1999, the reference to our reports for Devon SFS Operating, Inc. as of December 31, 2000, and the reference to our reports for Santa Fe Snyder Corporation as of the year ended December 31, 1999, included and incorporated herein by reference.




                                       /s/ RYDER SCOTT COMPANY, L.P.


Houston, Texas
October 2, 2002